Exhibit 99.1

VITAL THERAPIES ANNOUNCES APPOINTMENT OF FORMER RECEPTOS PRESIDENT AND CEO FAHEEM HASNAIN TO ITS BOARD OF DIRECTORS

SAN DIEGO, August 15, 2016 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced that Faheem Hasnain has been appointed to its Board of Directors, effective immediately. In conjunction with joining the board, Mr. Hasnain has made a personal investment in shares of the Company.

Mr. Hasnain served as President, CEO and as a Director of Receptos, Inc. from November 2010 to August 2015. Receptos was a public company formed in 2009 with a specific focus on immunology and metabolic disorders that was purchased by Celgene Corporation for $7.8 billion in August 2015. Prior to Receptos, Mr. Hasnain was the President and CEO and a director of Facet Biotech Corporation. He held those positions from December 2008 until Facet’s acquisition by Abbott Laboratories in April 2010.

Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Idec Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen Idec, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of the Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations.

Mr. Hasnain is currently chairman of Tocagen, Inc. and Sente, Inc. and also serves on the board of directors of Kura Oncology, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

"We are excited to have Faheem join the Vital Therapies board of directors," said Muneer Satter, Co-Chairman of Vital Therapies. "Faheem’s strong track record in biotechnology drug development will be extremely valuable as we continue executing on our current phase 3 trial, VTL-308."

"I am delighted to work with the Board and Vital Therapies’ executive team," said Mr. Hasnain. "I believe ELAD is a promising therapy addressing an important unmet need and look forward to helping guide its development and potential commercialization."

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 • Fax 858-673-6843
www.vitaltherapies.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements concerning or implying the timing and conduct of our clinical trials, including the timing of subject enrollment, site openings, accomplishment and timing of certain development goals including regulatory determinations and filings, and our projected cash runway. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties include, but are not limited to, the success or failure of our clinical trials and development programs; whether a single phase 3 clinical trial will be sufficient to support U.S. Food and Drug Administration approval of a biologics license application or whether the FDA will require us to conduct additional clinical trials; difficulty obtaining regulatory approval in the United States or Europe, in particular for a combination product and open-label clinical trials; whether or when we begin building any significant commercial infrastructure; our limited experience in conducting pivotal clinical trials and significant issues regarding our clinical trials, including, but not limited to, the successful opening and the continued participation of clinical sites and their ongoing adherence to protocols, assumptions regarding enrollment rates, timing and availability of subjects meeting inclusion and exclusion criteria, changes to protocols or regulatory requirements, the ability to comply with and meet applicable laws and regulations, and unexpected adverse events or safety issues; and the sufficiency of funding. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com

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